UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2005

WESTERN SIZZLIN CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware

State or Other Jurisdiction of Incorporation

0-25366	86-0723400
(Commission	(IRS Employer
File No.)	Identification Number)

1338 Plantation Road

Roanoke, Virginia        24012

(Address of Principal Executive Offices) (Zip Code)

(540) 345-3195

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4 (c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointments of Principal Officers

Effective December 1, 2005, Stanley L. Bozeman resigned as a Director. Mr. Bozeman has no disagreement with the Company.

Effective December 1, 2005, Mr. Sardar Biglari, Phillip L. Cooley, Ph.D., and Mr. Paul D. Sonkin were elected to the Board of Directors. Mr. Biglari and Dr. Cooley are both Directors of The Lion Fund, LP, an investment limited partnership owning approximately 16% of the Company’s outstanding common stock.  Mr. Biglari is also Chairman and Chief Executive Officer of Biglari Capital Corp., general partner of the Lion Fund, LP. Dr. Cooley was suggested as a possible Director by Mr. Biglari.  Mr. Sonkin is the Managing Member of Hummingbird Capital, LLC, the general partner of Hummingbird Value Fund, LP, Hummingbird Microcap Value Fund, LP and Tarsier Nanocap Value Fund, LP, all investment limited partnerships which collectively own approximately 18% of the Company’s outstanding common stock.

Committee assignments for the three new Directors have not yet been determined. An Amendment to this Form 8-K will be filed once their Committee assignments are finalized.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2005, the Board of Directors of Western Sizzlin Corporation adopted an amendment to Section 2.01 of the Company’s Restated Bylaws. As amended, Section 2.01 provides a specific procedure for stockholder nominations and proposals. Previously, the Bylaws contained no such provision. A copy of the amendment is filed as Exhibit 3.2.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(c)           Exhibits.

See Exhibit Index on page 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIZZLIN CORPORATION

Date: December 5, 2005	By:	/s/ Robyn B. Mabe
Robyn B. Mabe
Vice President and Chief Financial Officer

Exhibit Index

Description

Exhibit No. 3.2.2            Amendment No. 2 to Restated Bylaws.